Exhibit 99.1

Dana Launches $425 Million Senior Notes Offering

MAUMEE, Ohio, December 4, 2014/PRNewswire/ – Dana Holding Corporation (NYSE: DAN) (“Dana”) today announced that it is commencing, subject to market conditions, a registered offering of $425 million aggregate principal amount of senior unsecured notes due 2024. The company intends to use the proceeds from the offering to purchase up to $360 million aggregate principal amount of its 6.500% Notes due 2019 (the “2019 Notes”) in the company’s previously announced tender offer, to redeem $40 million aggregate principal amount of the 2019 Notes, to pay related fees and expenses and for general corporate purposes which may include repayment of indebtedness.

Citigroup Global Markets Inc.; BofA Merrill Lynch; Barclays Capital Inc.; Deutsche Bank Securities Inc.; J.P. Morgan Securities LLC; UBS Securities LLC; and Wells Fargo Securities, LLC are acting as joint-bookrunning managers in the offering.

The offering is being made pursuant to the company’s automatic shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2014, and pursuant to a preliminary prospectus supplement, which will also be filed with the SEC.

A prospectus and prospectus supplement concerning the offering may be obtained from:

•	Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-800-831-9146 or by emailing prospectus@citi.com;

•	BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attention: Prospectus Department, by emailing dg.prospectus_requests@baml.com;

•	Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by calling 1-888-603-5847 or by emailing barclaysprospectus@broadridge.com;

•	Deutsche Bank Securities Inc., 60 Wall Street, New York, NY 10005, Attention: Prospectus Group, by calling 1-800-503-4611 or by emailing prospectus.CPDG@db.com;

•	J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by calling 1-866-803-9204;

•	UBS Securities LLC, Prospectus Department, 299 Park Avenue, New York, NY 10171, by calling 1-888-827-6444, ext. 561-3884; or

•	Wells Fargo Securities, LLC, 608 2nd Avenue, South Minneapolis, MN 55402, Attention: Client Support, by calling 1-800-645-3751, Opt. 5 or by emailing wfscustomerservice@wellsfargo.com.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Forward-Looking Statements

Certain information contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Holding Corporation

Dana is a global leader in the supply of highly engineered driveline, sealing, and thermal-management technologies that improve the efficiency and performance of vehicles with both conventional and alternative-energy powertrains. Serving three primary markets – passenger vehicle, commercial truck, and off-highway equipment – Dana provides the world’s original-equipment manufacturers and the aftermarket with local product and service support through a network of nearly 100 engineering, manufacturing, and distribution facilities. Founded in 1904 and based in Maumee, Ohio, the company employs 23,000 people in 26 countries on six continents. In 2013, Dana generated sales of $6.8 billion.

Investor Contact	Media Contact
Craig Barber	Jeff Cole
419.887.5166	419.887.3535
craig.barber@dana.com	jeff.cole@dana.com